Exhibit 99.2
Nordstrom, Inc.
Offers to Exchange
up to $250,000,000 aggregate principal amount of new 2.300% Senior Notes due 2024 registered under the Securities Act of 1933, for any and all outstanding unregistered
2.300% Senior Notes due 2024

and

up to $425,000,000 aggregate principal amount of new 4.250% Senior Notes due 2031 registered under the Securities Act of 1933, for any and all outstanding unregistered
4.250% Senior Notes due 2031

Pursuant to the Prospectus, dated , 2021
To Our Clients:
Enclosed for your consideration is a Prospectus dated           , 2021 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offers (the “Exchange Offers”) of Nordstrom, Inc., a Washington corporation (the “Company”), to exchange (i) up to $250,000,000 aggregate principal amount of registered 2.300% Senior Notes due 2024 of the Company, which will be freely transferable (the “2024 Exchange Notes”), for any and all of the Company’s outstanding 2.300% Senior Notes due 2024, which have certain transfer restrictions (the “Original 2024 Notes”), and (ii) up to $425,000,000 aggregate principal amount of registered 4.250% Senior Notes due 2031 of the Company, which will be freely transferable (the “2031 Exchange Notes” and, together with the 2024 Exchange Notes, the “Exchange Notes”), for any and all of the Company’s outstanding 4.250% Senior Notes due 2031, which have certain transfer restrictions (the “Original 2031 Notes” and, together with the Original 2024 Notes, the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offers are intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of April 8, 2021, among the Company, Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as representatives of the initial purchasers set forth in Schedule A attached thereto.
This material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.
Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5.00 p.m., New York City time, on           , 2021, unless either Exchange Offer is extended by the Company (such date and time, as it may be extended with respect to either or both of the Exchange Offers, in each case, the “Expiration Date”). Any Original Notes tendered pursuant to the applicable Exchange Offer may be withdrawn any time prior to the Expiration Date of such Exchange Offer.

Your attention is directed to the following:
1. The Exchange Offers are for any and all Original Notes.
2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers — Conditions to the Exchange Offers.”
3. The Exchange Offers expire at 5:00 p.m., New York City time, on the Expiration Date of such Exchange Offer, unless extended by the Company.
If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.
The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.
______________________________________________________________________________
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS
The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offers made by the Company with respect to the Original Notes.
This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Titles of Series	Principal Amount (FILL IN AMOUNT) (must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)
2.300% Senior Notes due 2024	$

4.250% Senior Notes due 2031	$

Please do not tender any Original Notes held by you for the account of the undersigned.
Signature(s)
Please print name(s) here
Dated:    ____________, 2021
Address(es) _______________________________________
Area Code(s) and Telephone Number(s) _____________________
Tax Identification or Social Security No(s) ___________________
None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.